EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of K•Swiss Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Annual Report of the Company on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 12, 2003

/s/ STEVEN NICHOLS
Name:	Steven Nichols
Title:	President and Chief Executive Officer

/s/ GEORGE POWLICK
Name:	George Powlick
Title:	Vice President of Finance and Chief Financial Officer